UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 7, 2012

SWISHER HYGIENE INC.

(Exact name of registrant as specified in its charter)

Delaware

(State or Other Jurisdiction

of Incorporation)

001-35067	27-3819646
(Commission File Number)	(I.R.S. Employer Identification No.)

4725 Piedmont Row Drive, Suite 400 Charlotte, North Carolina	28210
(Address of Principal Executive Offices)	(Zip Code)

(704) 364-7707

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2 (b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

Item 5.05.	Amendments to the Registrant’s Code of Ethics, or Waiver of a Provision of the Code of Ethics.

On December 7, 2012, the Board of Directors of Swisher Hygiene Inc. (the “Company”) approved amendments to the Code of Business Conduct and Ethics (the “Code”), effective as of December 7, 2012. The amendments clarify, update, and enhance the standards of conduct that are expected of all directors, officers and employees of the Company and its subsidiaries. The amendments were made to, among other things: (i) expand the section regarding conflicts of interest, providing additional specific examples for the directors, officers and employees, (ii) expand the discussion regarding acceptance of gifts and invitations to attend events that constitute entertainment, (iii) expand the avenues by which a director, officer or employee may report violations, ask questions or raise concerns, (iv) expand the sections regarding confidentiality and protection and proper use of company assets, (v) add a section regarding political contributions and activities and (iv) add a section regarding acknowledgement and certification of compliance, which requires each director, officer and employee to read the Code and sign an acknowledgment that certifies compliance with the Code.

The foregoing summary of the amendments to the Code does not purport to be complete and is qualified in its entirety by the full text of the Code, as amended by the Board of Directors of the Company on December 7, 2012, a copy of which is attached hereto as Exhibit 14.1 and incorporated herein by reference. The amended Code is also posted on the Company’s website at www.swisherhygiene.com under the Corporate Governance subsection of the Investors tab. The information contained on or accessible through the Company’s website shall not be deemed to be a part of this Current Report on Form 8-K.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Exhibit Description

14.1	Code of Business Conduct and Ethics

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 13, 2012	SWISHER HYGIENE INC.

	By:	/s/ Thomas Byrne
Thomas Byrne
Interim President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Exhibit Description

14.1	Code of Business Conduct and Ethics

3